UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2021

ACHARI VENTURES HOLDINGS CORP. I

(Exact name of registrant as specified in its charter)

Delaware	001-40906	86-1671207
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Walnut Avenue, Suite 400

Clark, NJ 07066

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (732) 340-0700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock, par value $0.0001 per share, and one redeemable Warrant	AVHIU	The Nasdaq Stock Market LLC

Shares of Common Stock, par value $0.0001 per share, included as part of the Units	AVHI	The Nasdaq Stock Market LLC

Redeemable Warrants, each exercisable for three quarters of one share of Common Stock for $11.50 per share, included as part of the Units	AVHIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On November 17, 2021, Achari Ventures Holdings Corp. I (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that the holders of the Company’s units (the “Units”) may elect to separately trade the shares of common stock, par value $0.0001 per share (“Common Stock”), and one redeemable warrant (“Warrant”), included in the Units commencing on or about November 17, 2021. Each Unit consists of one share of Common Stock and one redeemable Warrant with each whole Warrant entitling the holder thereof to purchase three-quarters of one share of Common Stock. Any Units not separated will continue to trade on The Nasdaq Global Market (“Nasdaq”) under the symbol “AVHIU”, and the shares of Common Stock and Warrants will separately trade on Nasdaq under the symbols “AVHI” and “AVHIW”, respectively. No fractional Warrants will be issued upon separation of the Units and only whole Warrants will trade. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into Common Stock and Warrants.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 17, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACHARI VENTURES HOLDINGS CORP. I

	By:	/s/ Vikas Desai

		Name:	Vikas Desai
		Title:	Chief Executive Officer
Dated: November 17, 2021